                                                                     EXHIBIT 4.2

                            FORM OF PARTNER WARRANT

     NEITHER THIS WARRANT NOR THE SHARES ISSUABLE PURSUANT TO THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.



No. WC-_____                              Warrant to Purchase _______ Shares of
Date: ________                            Common Stock (subject to adjustment)



                       WARRANT TO PURCHASE COMMON STOCK
                                      OF
                              GLOBAL SPORTS, INC.

                               Void after ______

     This certifies that, for value received, _______________, or registered assigns (the "Holder") is entitled, subject to the terms set forth below, to purchase from Global Sports, Inc. (the "Company"), a Delaware corporation, _______ shares of Common Stock of the Company, as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in
Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

     1.  Term of Warrant.  Subject to the terms and conditions set forth herein,
         ---------------
this Warrant shall be exercisable during the term commencing on the date hereof and ending at 5:00 p.m., Philadelphia, Pennsylvania time, on ___________. [conditions to exercise, if any]

                                      -1-
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     2.   Exercise Price.  The Exercise Price at which this Warrant may be
          --------------
exercised shall be $______ per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

     3.   Exercise of Warrant.
          -------------------

          (a)  Manner of Exercise.  The purchase rights represented by this
               ------------------
Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or
(iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased.

          (b)  Time of Exercise.  This Warrant shall be deemed to have been
               ----------------
exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

     4.   No Fractional Shares or Scrip.  No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5.   Replacement of Warrant.  On receipt of evidence reasonably
          ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6.   Rights of Stockholders.  The Holder shall not be entitled to vote or
          ----------------------
receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any

                                      -2-
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recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Warrant shall have been exercised as provided herein.

     7.   Transfer of Warrant.
          -------------------

          (a)  Warrant Register.  The Company will maintain a register (the
               ----------------
"Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          (b)  Warrant Agent.  The Company may, by written notice to the Holder,
               -------------
appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

          (c)  Transferability and Nonnegotiability of Warrant.  This Warrant
               -----------------------------------------------
may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Securities Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

          (d)  Exchange of Warrant Upon a Transfer.  On surrender of this
               -----------------------------------
Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers contained in this
Section 7, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

     8.   Representations and Warranties.  The Holder of this Warrant, by
          ------------------------------
acceptance hereof, hereby represents, warrants, acknowledges and agrees as follows:

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          (a)  Investment Intent.  The Holder is acquiring this Warrant and the
               -----------------
shares of Common Stock issuable upon the exercise of all or any portion of this Warrant (collectively, the "Securities") for Holder's own account, for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of such Securities.

          (b)  No Registration under Federal or State Securities Laws.  Holder
               ------------------------------------------------------
acknowledges that the Securities have not been registered under the Securities Act, or the securities laws of any state by reason of a specific exemption from registration under the Securities Act and applicable state securities laws, and that the Company's reliance on such exemptions is predicated on the accuracy and completeness of the Holder's representations, warranties, acknowledgments and agreements herein. Accordingly, the Securities may not be offered, sold, transferred, pledged or otherwise disposed of by the Holder without an effective registration statement under the Securities Act and all applicable state securities laws or an opinion of counsel to the Company that the proposed transaction will be exempt from registration.

          (c)  Restrictions on Resale.  The Holder acknowledges that since the
               ----------------------
Securities have not been registered under the Securities Act or any applicable state securities law, they must be held by Holder indefinitely unless they are subsequently registered under the Securities Act and all applicable state securities laws or unless an exemption from registration is available. The Holder acknowledges that the Company is not required to register the Securities under the Securities Act or any applicable state securities law or to make any
exemption from registration available.   The Holder acknowledges that to the
extent the exemption from registration provided by Rule 144 under the Securities Act becomes available for the resale of the Securities, any such resales may be made only in accordance with the terms and conditions of that rule, including, among other things, the existence of a public market for the Securities, the availability of current public information about the Company, the resale occurring not less than one year after the Securities were purchased and paid for, the sale being effected in a specified manner and the number of Securities being sold not exceeding specified limitations.

          (d)  Restrictive Legend and Stop Transfer Order.  The Holder
               ------------------------------------------
acknowledges that the certificates representing the Securities shall bear a legend in substantially the following form:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS."

                                      -4-
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          (e)  Investment Experience.  The Holder has knowledge and experience
               ---------------------
in financial and business matters and is capable of evaluating the merits and risks of Holder's investment in the Company and of protecting Holder's own interests in connection therewith.

          (f)  Access to Information.  The Holder has had the opportunity to
               ---------------------
review the reports and other documents filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, and all other documents and information which Holder has requested concerning Holder's investment and the Company. The Holder has had the opportunity to ask questions of the Company's management, which questions were answered to Holder's satisfaction. The Holder has relied only on the foregoing information in determining to make Holder's investment in the Company.

          (g)  Investment Risk.  The Holder acknowledges that an investment in
               ---------------
the Company involves substantial risks, including, among other things, that this investment is speculative in nature and involves a high degree of risk in that
(i) the Holder may not be able to easily liquidate this investment; (ii) the transferability is extremely limited; and (iii) the Holder could suffer the loss of Holder's entire investment.

     9.   Reservation of Stock.  The Company covenants that during the term this
          --------------------
Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant.

     10.  Amendments and Waivers.
          ----------------------

          (a)  Manner of Amendment.  This Warrant and any term of this Warrant
               -------------------
may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, change, waiver, discharge or termination is sought.

          (b)  No Continuing Waiver.  No waivers of, or exceptions to, any term,
               --------------------
condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, further or continuing waiver of any such term, condition or provision.

     11.  Adjustments.  The Exercise Price and the number of shares purchasable
          -----------
hereunder are subject to adjustment from time to time as follows:

          (a)  Adjustments for Dividends in Common Stock.  If while this
               -----------------------------------------
Warrant, or any portion hereof, remains outstanding and unexpired the holders of the Common Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, shares of Common Stock of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of Common Stock receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the number of shares of Common Stock

                                      -5-
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of the Company that the Holder would hold on the date of such exercise had it been the holder of record of the Common Stock receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

          (b)  Reclassification, etc.  If the Company, at any time while this
               ---------------------
Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

          (c)  Split, Subdivision, Reverse Split or Combination of Shares.  If
               ----------------------------------------------------------
the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide, reverse split or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a reverse split or combination.

          (d)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment pursuant to this Section 11 and upon the written request of the Holder, the Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth, in reasonable detail, the event requiring the adjustment or readjustment, the amount of such adjustment or readjustment, the method by which such adjustment or readjustment was calculated, the Exercise Price at the time in effect, and the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

          (e)  Adjustment in Number of Shares.  Upon each adjustment of the
               ------------------------------
Exercise Price pursuant to this Section 11, this Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtain from the following formula:

               X =  Y x  A
                         -
                         B

               X = the adjusted number of shares of Common Stock issuable upon exercise of the Warrant by payment of the adjusted Exercise Price.

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               Y =  the number of shares of Common Stock previously issuable upon the exercise of the Warrant by payment of the Exercise Price prior to adjustment.

               A =  the Exercise Price prior to adjustment.

               B =  the adjusted Exercise Price.

     12.  Entire Understanding.  This Warrant states the entire understanding
          --------------------
between the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof.

     13.  Controlling Law.  This Warrant is made under, and shall be construed
          ---------------
and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized as of the date first above written.


                                       GLOBAL SPORTS, INC.



                                       By: _________________________________
                                           Name:
                                           Title:

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                              NOTICE OF EXERCISE
                              ------------------


To:  GLOBAL SPORTS, INC.

     1. The undersigned hereby elects to purchase _____ shares of Common Stock of Global Sports, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                         _________________________________
                                         (Name)


                                         _________________________________
                                         (Name)


     3. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:



                                         _________________________________
                                         (Name)



                                         _________________________________
                                         (Name)



__________________
(Date)

                                ASSIGNMENT FORM
                                ---------------

     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:


     Name of Assignee              Address               No. of Shares
     ----------------              -------               -------------







and does hereby irrevocably constitute and appoint Attorney _______________ to make such transfer on the books of Global Sports, Inc. maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.



                                           _________________________________
                                           Signature of Holder



Dated:_______________